UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

Midwest Energy Emissions Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-33067	87-0398271
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115
_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2013, Midwest Energy Emission Corp. (“MEEC”) entered into a letter agreement (“Agreement”) with ViewTrade Securities Inc. (“ViewTrade”) to act as the Company’s exclusive placement agent in connection with a proposed private placement of equity, debt or equity-linked securities of the Company (“Securities”) as such offering may be amended by the Board of Directors of the Company (the “Private Placement”). The terms of the Securities to be issued pursuant to the Private Placement are to be agreed to by and between the Company and ViewTrade with one or more accredited investors. The gross proceeds of the Private Placement are currently contemplated to be up to six million dollars. Under the Agreement, which will remain in effect until November 20, 2013, MEEC agreed to pay ViewTrade a non-refundable retainer of $35,000, and cash commissions and fees totaling 13 percent of the gross proceeds raised in the Private Placement. MEEC must also reimburse ViewTrade for out-of-pocket expenses incurred by ViewTrade in connection with the Private Placement. MEEC also agreed to issue cashless warrants with an exercise period of five years to ViewTrade entitling ViewTrade to acquire an amount equal to 15% of value of the securities sold under the same terms as the Private Placement. In addition, pursuant to an agreement dated as of March 20, 2013, by and among MEEC, John Simonelli and Larry Howell, upon the closing of the Private Placement, MEEC is required to issue to each of Mr. Simonelli and Mr. Howell, warrants to purchase 500,000 of the Securities issued in the Private Placement, under the same terms as issued to ViewTrade under the Agreement. In the event there is a minimum of four million dollars raised in the Private Placement, the Agreement contains an obligation by MEEC to grant to ViewTrade the right of participation to act as the lead manager or lead placement agent or co-manager or co-placement agent with a minimum of 50% of the economics with respect to any future public or private sale of any securities of the Company or any of its subsidiaries. The Agreement contains customary provisions for agreements of its type, including indemnity obligations on the part of MEEC. MEEC also agreed to pay $75,000 if MEEC cancels the Agreement under certain conditions. If any MEEC securities are offered under the Agreement, the securities offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In addition, no decisions have been made by MEEC regarding the terms of the Securities to be issued in the Private Placement and there can be no assurance that MEEC will be able to reach an agreement regarding the Private Placement or that a Private Placement will be completed in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: May 7, 2013	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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